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                                                                EXHIBIT 10.1


                              EMPLOYMENT AGREEMENT

        This Employment Agreement is entered into by and between Krug International Corp. ("Krug" or "the Company") and Charles Linn Haslam ("Haslam") as of May 17, 1996.

        In consideration of the mutual promises exchanged herein, the parties are agreed as follows:

1. POSITION AND DUTIES. The Company agrees to employ Haslam, and Haslam agrees to serve, as the Chairman and Chief Executive Officer of the Company.

2. SALARY. The Company shall pay Haslam a salary equal to Fifteen Thousand Dollars ($15,000) per month, such salary to be paid at such times and periodic intervals as may be consistent with salary payments to other officers of the Company.

3. BENEFITS. Haslam shall be entitled, at his option, to participate in medical insurance, group life insurance, and other benefits plans on the same basis as other officers of the Company.

4. OUTSIDE INTERESTS. Haslam shall devote a reasonable portion of his professional time to the Company to discharge his duties thereto; provided, however, that he shall not be precluded from the incidental practice of law so long as such practice does not interfere with his obligations to the Company.

5. REIMBURSEMENT OF EXPENSES. The Company shall reimburse Haslam promptly for any and all reasonable and necessary expenses incurred on behalf of or in the conduct of the Company's business, subject to compliance with the Company's policies concerning such matters.

6. TERMINATION. This Agreement may be terminated by either party, without cause, on the last day of any calendar month provided that the other party is notified in writing of an intent to terminate not later than thirty (30) days prior to the proposed effective date.

7. NOTICES. Any written notices required to be given pursuant to this Agreement may be given by one party to the other at the following address:
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If to the Company: Krug International Corp.
                   6 North Main Street, Suite 500
                   Dayton, Ohio 45402-1900

 If to Haslam:     Charles Linn Haslam
                   4620 Sedgwick Street, N.W.
                   Washington, D.C. 20016

8. CHOICE OF LAW. This Agreement shall be governed and construed in accordance with the laws and judicial decisions of the State of Ohio.

7. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes all prior understandings, whether written or verbal, between the parties.

        IN WITNESS WHEREOF, the parties have entered into this Employment Agreement as of the date first above written.

KRUG INTERNATIONAL CORP.

/s/ James J. Mulligan
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By: James J. Mulligan, Secretary       Attest:


CHARLES LINN HASLAM

/s/ Charles Linn Haslam
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